Exhibit j(1)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the reference to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the Weiss Millennium Opportunity Fund and to the use of our report dated June 28, 1999 on the statement of assets and liabilities of the Weiss Millennium Opportunity Fund. Such statement of assets and liabilities appears in the Fund's Statement of Additional Information.



                                                 /S/ TAIT, WELLER & BAKER
                                                 TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
June 28, 1999